Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Annual Report on Form 10-K for the year ended December 31, 2014 of our report dated March 27, 2015 related to the consolidated financial statements of Satya Worldwide, Inc. and Subsidiary as of December 31, 2014 and December 31, 2013 and for the years ended December 31, 2014 and December 31, 2013, which appears in such Annual Report.

/s/ MaloneBailey, LLP CPA’s MaloneBailey, LLP CPA’s Houston, Texas March 27, 2015